UNITED STATES DISTRICT COURT
DISTRICT OF SOUTH CAROLINA
GREENVILLE DIVISION

IN RE WORLD ACCEPTANCE CORPORATION DERIVATIVE LITIGATION	Lead Case No. 6:15-cv-02796-MGL (Derivative Action)
This Document Relates To: ALL ACTIONS

STIPULATION AND AGREEMENT OF SETTLEMENT
This Stipulation and Agreement of Settlement, dated August 4, 2017 (the “Stipulation”), is made and entered into by and among the following parties, and by and through their respective counsel: (i) Plaintiffs Irwin J. Lipton (“Lipton”) and Paul Parshall (“Parshall,” and together with Lipton, “Plaintiffs”) (acting on their own behalf, and derivatively on behalf of World Acceptance Corporation and its shareholders); (ii) Defendants James R. Gilreath, Charles D. Way, Ken R. Bramlett, Jr., Scott J. Vassalluzzo, Darrell E. Whitaker, A. Alexander McLean, III, John L. Calmes, Jr., Kelly M. Malson, and Mark C. Roland (the “Individual Defendants”); and (iii) Nominal Defendant World Acceptance Corporation (together with Plaintiffs and the Individual Defendants, the “Settling Parties”). The Stipulation is intended by the Settling Parties to fully, finally, and forever resolve, discharge, and settle the Released Claims1 upon Court approval and subject to the terms and conditions hereof.

[1]All capitalized terms not otherwise defined herein shall have the meanings ascribed to them in ¶ IV.1. herein.

I.	BRIEF OVERVIEW OF THE ACTION

A.	Commencement and Consolidation of the Derivative Action
On July 15, 2015, and September 21, 2015, respectively, Plaintiffs Lipton and Parshall filed shareholder derivative actions on behalf of World Acceptance for, inter alia, breach of fiduciary duty, corporate waste, unjust enrichment, and other relief in the United States District Court for the District of South Carolina2. On October 14, 2015, the Court consolidated these actions into In re World Acceptance Corporation Derivative Litigation, Lead Case No. 6:15-cv-02796-MGL, appointed Johnson & Weaver, LLP and The Weiser Law Firm, P.C. as Co-Lead Counsel, and Hopkins Law Firm, LLC as Liaison Counsel for the Derivative Action. See Dkt. No. 39.

B.	Defendants’ Motions to Dismiss
On October 23, 2015, Plaintiffs filed a Verified Consolidated Derivative Complaint (the “Consolidated Complaint”). See Dkt. No. 44. The Consolidated Complaint alleges, inter alia, that the Individual Defendants are liable to World Acceptance for (i) the Company’s marketing, offering, and/or extension of credit to consumers in violation of federal consumer protection laws under the Individual Defendants’ direction and on their watch; (ii) artificial inflation of the Company’s financial results and stock price contemporaneously with these allegedly improper business activities; (iii) insider selling of World Acceptance stock by certain Individual Defendants; and (iv) causing the Company to repurchase millions of dollars of its own stock at allegedly artificially inflated prices. The Consolidated Complaint further alleges that a pre-suit demand upon the Board of Directors (the “Board”) of World Acceptance is unnecessary because a majority of the directors face a substantial likelihood of liability for knowingly causing the Company to seek profits in violation of the laws as described above.

[2]Specifically, the Lipton action was styled Lipton v. Mclean, et al., Case No. 6:15-cv-02796-MGL and the Parshall action was styled Parshall v. Mclean, et al., Case No. 6:15-cv-03779-MGL.

On December 18, 2015, Defendants filed motions to dismiss the Consolidated Complaint pursuant to Fed. R. Civ. P. 12(b)(6) and 23.1 for failure to plead particularized facts demonstrating that Plaintiffs are excused from making a pre-suit demand upon the Board of World Acceptance. See Dkt. Nos. 50, 51. Thereafter, the parties met and conferred regarding a process by which Plaintiffs would file an amended complaint. See Dkt. Nos. 53, 54. Then, on February 22, 2016, Plaintiffs filed the Verified Amended Consolidated Derivative Complaint (the “Consolidated Amended Complaint”). See Dkt. No. 55. The Consolidated Amended Complaint included allegations similar to those contained in the Consolidated Complaint.
On April 13, 2016, Defendants filed motions to dismiss the Consolidated Amended Complaint pursuant to Fed. R. Civ. P. 12(b)(6) and 23.1 for failure to plead particularized facts demonstrating that Plaintiffs are excused from making a pre-suit demand upon the Board of World Acceptance. See Dkt. Nos. 60, 61. Plaintiffs filed their brief in opposition to Defendants’ motions to dismiss on June 2, 2016 (Dkt. No. 63), and briefing was completed on July 1, 2016. See Dkt. Nos. 65, 66.
On February 28, 2017, U.S. District Judge Mary Geiger Lewis granted Defendants’ Motions to Dismiss. See Dkt. No. 68. A judgment dismissing the Derivative Action was entered the same day. See Dkt. No. 69. Plaintiff Lipton filed a notice of appeal from the order and judgment of dismissal on March 28, 2017. See Dkt. No. 70.

C.	Settlement Negotiations
On June 7, 2017, the Settling Parties engaged in mediation, overseen by the Hon. Layn R. Phillips (Ret.) (the “Mediator”). The mediation involved the Settling Parties’ effort to settle the claims through extensive negotiations by experienced legal counsel who could assess the strengths and weaknesses of their respective clients’ claims or defenses. The Settling Parties exchanged written mediation statements prior to participating in the mediation session with Judge Phillips. In addition to submitting a detailed written mediation statement, Plaintiffs’ Lead Counsel sent counsel for Defendants a detailed settlement demand letter outlining a proposed framework for settlement which included, inter alia, detailed proposed corporate governance reforms. Thereafter, Plaintiffs’ Counsel and Defendants’ Counsel engaged in several telephonic discussions in an effort to narrow the discussion points for the June 7, 2017 mediation. Then, following lengthy, arm’s-length negotiations at the June 7, 2017 mediation, which continued over the next several days, on June 14, 2017, the Settling Parties reached an agreement in principle to settle the Derivative Action that was memorialized in the Memorandum of Understanding (the “MOU”) executed that day.

II.	CLAIMS OF PLAINTIFFS AND BENEFITS OF SETTLEMENT
Plaintiffs and Plaintiffs’ Counsel believe that the claims asserted in the Derivative Action have merit. However, Plaintiffs and Plaintiffs’ Counsel recognize and acknowledge the expense and length of continued proceedings necessary to prosecute the Derivative Action against the Individual Defendants through the pending appeal and, if successful, through trial and subsequent appeals. Plaintiffs and Plaintiffs’ Counsel also have taken into account the uncertain outcome and the risk of any litigation, especially in complex actions such as the Derivative Action, as well as the difficulties and delays inherent in such litigation. Plaintiffs and Plaintiffs’ Counsel also are mindful of the inherent problems of proof of, and possible defenses to, the claims asserted in the Derivative Action. Based on their investigation and evaluation (detailed below), Plaintiffs and Plaintiffs’ Counsel have determined that the Settlement set forth in this Stipulation is in the best interests of World Acceptance and its shareholders.
Plaintiffs’ Counsel have conducted an extensive investigation, including, inter alia: (i) reviewing World Acceptance’s press releases, public statements, SEC filings, and securities analysts’ reports and advisories about the Company; (ii) reviewing media reports about the Company; (iii) researching the applicable law with respect to the claims alleged in the Derivative Action and the potential defenses thereto; (iv) preparing and filing derivative complaints in the Derivative Action; (v) reviewing and analyzing relevant pleadings in the Securities Action, and evaluating the merits of, and Defendants’ liability in connection with, the Securities Action and the Derivative Action; (vi)  reviewing the Company’s existing corporate governance policies and preparing an extensive settlement demand detailing proposed corporate governance reforms to strengthen the Company’s governance; (vii) participating in extensive settlement discussions, including an all-day mediation in New York which was overseen by the Mediator, as well as continued follow-up emails and telephone calls with the Mediator and Defendants’ Counsel following the in-person mediation; and (viii) negotiating this Stipulation and all of the exhibits hereto.
Based on Plaintiffs’ Counsel’s thorough review and analysis of the relevant facts, allegations, defenses, and controlling legal principles, Plaintiffs and Plaintiffs’ Counsel believe that the Settlement set forth in this Stipulation is fair, reasonable, and adequate, and confers substantial benefits upon World Acceptance and its shareholders. Based upon Plaintiffs’ Counsel’s evaluation, Plaintiffs have determined that the Settlement is in the best interests of World Acceptance and its shareholders, and have agreed to settle the Derivative Action upon the terms and subject to the conditions set forth herein.

III.	THE INDIVIDUAL DEFENDANTS’ DENIALS OF WRONGDOING AND LIABILITY
The Individual Defendants have denied, and continue to deny, all allegations of wrongdoing or liability asserted in the Derivative Action. Without limiting the foregoing, the Individual Defendants have denied, and continue to deny, among other things, that they breached their fiduciary duties or any other duty owed to World Acceptance or its shareholders, committed or engaged in any violation of law or wrongdoing whatsoever, or that Plaintiffs, World Acceptance, or its shareholders suffered any damage or were harmed as a result of any act, omission, or conduct by the Individual Defendants alleged in the Derivative Action or otherwise. The Individual Defendants have further asserted, and continue to assert, that at all relevant times, they acted in good faith and in a manner they reasonably believed to be in the best interests of World Acceptance and its shareholders.
The Defendants are entering into this Settlement to eliminate the uncertainty, distraction, disruption, burden, risk, and expense of further litigation. Pursuant to the terms set forth below, this Stipulation (including all of the exhibits hereto) shall in no event be construed as, or deemed to be evidence of, an admission or concession by the Individual Defendants with respect to any claim of fault, liability, wrongdoing, or damage whatsoever.

IV.	TERMS OF STIPULATION AND AGREEMENT OF SETTLEMENT
NOW, THEREFORE, IT IS HEREBY STIPULATED AND AGREED by and among the Plaintiffs (acting on their own behalf, and derivatively on behalf of World Acceptance and its shareholders), by and through their respective attorneys of record, the Individual Defendants, and World Acceptance, by and through their respective attorneys of record, that in exchange for the consideration set forth below, the Derivative Action and Released Claims shall be fully, finally, and forever compromised, settled, discharged, relinquished, and released, and the Derivative Action shall be dismissed with prejudice as to the Defendants, upon and subject to the terms and conditions of this Stipulation, as follows:

1.    Definitions
As used in this Stipulation, the following terms have the meanings specified below:
1.1    “Corporate Governance Reforms” means the measures set forth in Exhibit A attached hereto.
1.2    “Court” means the United States District Court for the District of South Carolina.

1.3    “Current World Acceptance Shareholders” means any Person who owned World Acceptance common stock as of the date of the execution of this Stipulation and who continues to hold such World Acceptance common stock as of the date of the Settlement Hearing, excluding the Individual Defendants, the officers and directors of World Acceptance, members of their immediate families, and their legal representatives, heirs, successors, or assigns, and any entity in which the Individual Defendants have or had a controlling interest.
1.4    “Defendants” means, collectively, the Individual Defendants and World Acceptance.
1.5    “Defendants’ Counsel” means King & Spalding LLP, Robinson Bradshaw & Hinson, P.A., and Nexsen Pruet, LLC.
1.6    “Derivative Action” means the consolidated action styled In re World Acceptance Corporation Derivative Litigation, Lead Case No. 6:15-cv-02796-MGL, pending in the Court, and includes the actions styled Lipton v. Mclean, et al., Case No. 6:15-cv-02796-MGL, and Parshall v. Mclean, et al., Case No. 6:15-cv-03779-MGL.
1.7    “Effective Date” means the first date by which all of the events and conditions specified in ¶ 6.1 of this Stipulation have been met and have occurred.
1.8    “Fee and Expense Amount” shall have the meaning defined in ¶ 4.1 hereof.
1.9    “Final” means the date upon which the last of the following shall occur with respect to the Judgment approving this Stipulation, substantially in the form of Exhibit C attached hereto: (1) the expiration of the time to file a notice of appeal from the Judgment; (2) if an appeal has been filed, the Court of Appeals has either affirmed the Judgment or dismissed that appeal, and the time for any reconsideration or further appellate review has passed; or (3) if a higher court has granted further appellate review, that court has either affirmed the underlying Judgment or affirmed the Court of Appeal’s decision affirming the Judgment or dismissing the appeal. For purposes of this paragraph, an “appeal” shall not include any appeal challenging the award of the Fee and Expense Amount or the payment of Service Awards. Any proceeding or order, or any appeal or complaint for a writ of certiorari pertaining solely to the Fee and Expense Amount, shall not in any way delay or preclude the Judgment from becoming Final.
1.10    “Judgment” means the Final Order and Judgment to be rendered by the Court, substantially in the form attached hereto as Exhibit C.
1.11    “Notice” means the Notice of Pendency and Proposed Settlement of Shareholder Derivative Action, substantially in the form attached hereto as Exhibit B-1.

1.12    “Person” or “Persons” means an individual, corporation, limited liability company, professional corporation, limited liability partnership, partnership, limited partnership, association, joint venture, joint stock company, estate, legal representative, trust, unincorporated association, government or any political subdivision or agency thereof, and any other business or legal entity, and each of their spouses, heirs, predecessors, successors, representatives, or assignees.
1.13    “Plaintiffs” means, collectively, Irwin J. Lipton and Paul Parshall.
1.14    “Plaintiffs’ Counsel” means any counsel that has appeared of record or rendered legal services to any of the Plaintiffs in connection with the Derivative Action.
1.15    “Plaintiffs’ Lead Counsel” means Johnson & Weaver, LLP and The Weiser Law Firm, P.C.
1.16    “Related Persons” means a Person’s past or present subsidiaries, parents, agents, officers, directors, partners, principals, employees, attorneys, accountants, auditors, advisors, insurers, co-insurers, re-insurers, spouses, immediate family members, heirs, executors, personal representatives, estates, administrators, trusts, predecessors, successors, and assigns, or other individual or entity in which the Person has a controlling interest, and each and all of their respective past and present officers, directors, partners, principals, employees, agents, affiliates, parents, subsidiaries, divisions, attorneys, accountants, auditors, advisors, insurers, co-insurers, re-insurers, heirs, executors, personal representatives, estates, administrators, trusts, predecessors, successors, and assigns. “Related Person” means, individually, any of the Related Persons.
1.17    “Released Claims” means all claims, debts, disputes, demands, rights, actions or causes of action, liabilities, damages, losses, obligations, sums of money due, judgments, suits, amounts, matters, issues, and charges of any kind (including, but not limited to, any claims for interest, attorneys’ fees, expert, or consulting fees, and any other costs, expenses, amounts, or liabilities whatsoever), and claims for relief of every nature, and description whatsoever, known or Unknown (as defined in ¶ 1.23 below), whether fixed or contingent, accrued or unaccrued, liquidated or unliquidated, at law or in equity, matured or unmatured, foreseen or unforeseen, whether arising under federal or state statutory or common law, or any other law, rule, or regulation, whether foreign or domestic, that Plaintiffs, World Acceptance, or any World Acceptance shareholder, derivatively on behalf of World Acceptance, (i) asserted in any of the complaints in the Derivative Action, or (ii) could have asserted in the Derivative Action or in any other proceeding in any forum that concern, arise out of, are based upon, are related to, or are in consequence of any of the allegations, transactions, facts, matters, events, disclosures, non-disclosures, occurrences, representations, statements, acts, or omissions, failures to act, or circumstances that were involved, set forth, or referred to in any of the complaints filed in the Derivative Action, or that would have been barred by res judicata had the Derivative Action been litigated to a final judgment; provided, however, that the Released Claims shall not include (i) the claims asserted in the Securities Action (defined below) or (ii) any claims by World Acceptance, any of its current or former directors, officers, employees, or any other Person claiming coverage under an insurance policy against the insurer(s) under such policy, and that nothing herein shall in any way impair or restrict the rights of any Settling Party to enforce the terms of the Stipulation.
1.18    “Released Defendants’ Claims” means all claims, including Unknown Claims (as defined in ¶ 1.23 below), arising out of, relating to, or in connection with the institution, prosecution, assertion, settlement, or resolution of the Derivative Action; provided, however, that the Released Defendants’ Claims shall not include any claims by World Acceptance, any of its current or former directors, officers, employees, or any other Person claiming coverage under an insurance policy against the insurer(s) under such policy and that nothing herein shall in any way impair or restrict the rights of any Settling Party to enforce the terms of the Stipulation.
1.19    “Released Persons” means, collectively, each of the Individual Defendants, World Acceptance, and each and all of the Related Persons of the Individual Defendants and World Acceptance. “Released Person” means, individually, any of the Released Persons.
1.20    “Securities Action” means the putative securities class action pending in the Court styled Epstein v. World Acceptance Corp., et al., Case No. 6:14-cv-01606-MGL (D.S.C.).
1.21    “Settlement” means the agreement, terms, and conditions contained in this Stipulation, dated August 4, 2017, and its exhibits.
1.22    “Settlement Hearing” means any hearing or hearings at which the Court will consider final approval of the Settlement.
1.23    “Unknown Claims” means (i) any Released Claims that Plaintiffs, World Acceptance, or a World Acceptance shareholder does not know or suspect to exist in his, her, or its favor at the time of the release of such claims, including claims that, if known by him, her, or it, might have affected their, his, her, or its decision(s) with respect to this Settlement, and (ii) any Released Defendants’ Claims that Defendants or any other Released Person does not know or suspect to exist in his, her, or its favor at the time of the release of such claims that, if known by him, her, or it, might have affected his, her, or its decision(s) with respect to this Settlement. With respect to any and all Released

Claims and Released Defendants’ Claims, the Settling Parties stipulate and agree that, upon the Effective Date, the Settling Parties shall expressly waive, and each of World Acceptance’s shareholders and the Released Persons shall be deemed to have, and by operation of the Judgment shall have, expressly waived the provisions, rights, and benefits conferred by or under California Civil Code § 1542 (“§ 1542”) or any other law of the United States or any state or territory of the United States, or principle of common law, which is similar, comparable, or equivalent to § 1542, which provides:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.
Even if any of the Settling Parties, World Acceptance’s shareholders, and/or the Released Persons hereafter discover facts in addition to, or different from, those which they or any of them now know or believe to be true with respect to the subject matter of the Released Claims and/or the Released Defendants’ Claims, it is nonetheless the intention of the Settling Parties to completely, fully, finally, and forever compromise, settle, release, discharge, and extinguish any and all Released Claims and Released Defendants’ Claims, whether known or Unknown, suspected or unsuspected, contingent or non-contingent, whether or not concealed or hidden, which now exist, or heretofore have existed, or hereafter may exist, upon any theory of law or equity now existing or coming into existence in the future, including, but not limited to, conduct which is negligent, intentional, with or without malice, or a breach of any duty, law, or rule, without regard to the subsequent discovery or existence of such different or additional facts. The Settling Parties acknowledge, and World Acceptance’s shareholders and the Released Persons shall be deemed by operation of law and the Judgment to have acknowledged, that the foregoing waiver was separately bargained for and is a key element of the Settlement of which this release is a part.
1.24    “World Acceptance” or the “Company” means World Acceptance Corporation, a South Carolina corporation, including, but not limited to, its predecessors, successors, partners, joint ventures, subsidiaries, affiliates, divisions, and assigns.

2.	Adoption of Corporate Governance Reforms and Acknowledgement of Benefits Resulting from the Derivative Action

2.1    The World Acceptance Board will adopt, implement, and maintain the Corporate Governance Reforms upon the terms and conditions set forth in Exhibit A attached hereto within a period of thirty (30) calendar days from the Effective Date of the Settlement.
2.2    The Board will adopt resolutions and amend committee Charters and/or By-Laws to ensure adherence to the Corporate Governance Reforms set forth in Exhibit A attached hereto, which will remain in effect for a period of no less than five (5) years following the Effective Date of the Settlement.
2.3    World Acceptance and its Board acknowledge that the adoption, implementation, and maintenance of the Corporate Governance Reforms detailed in Exhibit A attached hereto confer substantial and material benefits upon the Company, and that the filing, prosecution, and resolution of the Derivative Action was the cause for the implementation of the Corporate Governance Reforms detailed in Exhibit A attached hereto.
2.4    In addition to the Corporate Governance Reforms set forth in Exhibit A attached hereto, World Acceptance and its Board acknowledge that the Derivative Action was a material causal factor in the Company’s ability to resolve the Securities Action within insurance policy limits and without monetary contribution by World Acceptance.

3.    Notice and Approval
3.1    Promptly after execution of this Stipulation, Plaintiffs shall submit this Stipulation, together with its exhibits, to the Court and shall apply for entry of an order (the “Preliminary Approval Order”), substantially in the form of Exhibit B attached hereto, requesting: (i) preliminary approval of the Settlement set forth in this Stipulation; (ii) approval of the form and manner of providing Notice (as defined below in ¶ 3.2); and (iii) a date for the Settlement Hearing.
3.2    Notice shall consist of the approved Notice of Pendency and Proposed Settlement of Shareholder Derivative Action (the “Notice”), which shall summarize the general terms of the Settlement set forth in this Stipulation and shall specify the date of the Settlement Hearing, substantially in the form attached hereto as Exhibit B-1.
3.3    World Acceptance shall undertake the administrative responsibility for publication of the Notice as set forth herein and shall be responsible for paying the costs and expenses related thereto. Within ten (10) calendar days after the entry of the Preliminary Approval Order, World Acceptance shall file a Form 8-K with the SEC which shall include as attachments the Notice itself and the Stipulation, and shall cause the Notice to be published through the Investor’s Business Daily. The SEC Form 8-K with attachments shall be made available on the Company’s website.

If additional notice is required by the Court, then the cost and administration of such additional notice will be borne by the Defendants. The Settling Parties believe the content and manner of the Notice, as set forth in this paragraph, constitutes adequate and reasonable notice of the Settlement to all Persons entitled to receive such notice pursuant to applicable law and due process. Prior to the Settlement Hearing, Defendants shall file with the Court an appropriate affidavit or declaration with respect to the filing of the Notice and Stipulation via a Form 8-K with the SEC, the availability of such filing on its website, and the publication of the Notice through the Investor’s Business Daily.
3.4    The Settling Parties agree to request that the Court hold a Settlement Hearing in the Derivative Action within sixty (60) calendar days after Notice is given, during which the Court will consider and determine whether the Judgment, substantially in the form of Exhibit C attached hereto, should be entered: (a) approving the terms of the Settlement as fair, reasonable, and adequate; and (b) dismissing with prejudice the Derivative Action against the Defendants.
3.6    Pending the Effective Date, the Settling Parties agree that all proceedings and discovery in the Derivative Action should be stayed, including those proceedings in the United States Court of Appeals for the Fourth Circuit (with the exception of the proceedings necessary to effectuate the remand of the Appeal to the District Court and the consummation and final approval of the Settlement).

4.	Plaintiffs’ Counsel’s Separately Negotiated Attorneys’ Fees and Expenses
4.1    After negotiating the principal terms of the Settlement, Plaintiffs’ Counsel, World Acceptance, the Individual Defendants, and their insurers, acting by and through their respective counsel, with the substantial assistance of the Mediator, separately negotiated the attorneys’ fees and expenses the Individual Defendants and/or their insurers would pay to Plaintiffs’ Counsel based on the substantial benefits conferred upon World Acceptance and its shareholders by the Settlement. In light of the substantial benefits conferred by Plaintiffs’ Counsel’s efforts, which the Individual Defendants and World Acceptance expressly acknowledge, the Individual Defendants and/or their insurers agreed to pay $475,000.00 in attorneys’ fees and expenses, subject to Court approval (the “Fee and Expense Amount”).

4.2    Payment of the Fee and Expense Amount shall be paid into an escrow account controlled by Johnson & Weaver, LLP, as receiving agent for Plaintiffs’ Counsel, within thirty (30) calendar days of the entry of the Preliminary Approval Order, and shall be immediately releasable upon entry of an order granting final approval of the Settlement and awarding the Fee and Expense Amount, notwithstanding the existence of any collateral attacks on the Settlement, including without limitation, any objections or appeals. In the event the Settlement is not approved, or is terminated, cancelled, or fails to become Final for any reason, including, without limitation, in the event the Judgment is reversed, vacated, or materially attacked, within ten (10) business days after written notification is sent by Defendants’ Counsel, Plaintiffs’ Counsel shall refund the Fee and Expense Amount to the Individual Defendants and/or their insurers by wire transfer in accordance with the instructions to be provided by Defendants’ Counsel. Neither World Acceptance nor any other Released Persons shall have any obligations with respect to Plaintiffs’ Counsel’s fees and/or expenses beyond the Fee and Expense Amount.
4.3    The Settling Parties further stipulate that Plaintiffs may apply to the Court for service awards not to exceed $2,000 per Plaintiff (“Service Award”), to be paid out of such Fee and Expense Amount awarded by the Court, and neither the Company nor the Individual Defendants will oppose any such awards consistent with such limits.
4.4    The payment of the Fee and Expense Amount pursuant to ¶¶ 4.1 and 4.2 hereof shall constitute final and complete payment for Plaintiffs’ Counsel’s attorneys’ fees and for the reimbursement of expenses and costs that have been incurred, or will be incurred, in connection with the Derivative Action

5.    Releases
5.1    Upon the Effective Date, Plaintiffs (acting on their own behalf, and derivatively on behalf of World Acceptance and its shareholders), World Acceptance, and any Person acting on behalf of World Acceptance, shall be deemed to have, and by operation of the Judgment shall have, fully, finally, and forever released, relinquished, and discharged and dismissed with prejudice the Released Claims against the Individual Defendants and each and all of the Released Persons. Nothing herein shall in any way impair or restrict the rights of any Settling Party to enforce the terms of this Stipulation.

5.2    Upon the Effective Date, Plaintiffs (acting on their own behalf, and derivatively on behalf of World Acceptance and its shareholders), World Acceptance, and any Person acting on behalf of World Acceptance, shall be forever barred and enjoined from commencing, instituting, or prosecuting any of the Released Claims against any of the Individual Defendants or any other Released Persons. Nothing herein shall in any way impair or restrict the rights of any Settling Party to enforce the terms of this Stipulation.
5.3    Upon the Effective Date, each of the Released Persons shall be deemed to have, and by operation of the Judgment shall have, fully, finally, and forever released, relinquished, and discharged the Released Defendants’ Claims against each and all of the Plaintiffs, Plaintiffs’ Counsel, and all current World Acceptance Shareholders (solely in their capacities as World Acceptance shareholders). Nothing herein shall in any way impair or restrict the rights of any Settling Party to enforce the terms of this Stipulation.

6.	Conditions of Settlement; Effect of Disapproval, Cancellation, or Termination
6.1    The Effective Date shall be conditioned on the occurrence of all of the following events:
a.Court approval of the method of providing Notice, substantially in the form of Exhibit B-1 attached hereto;
b.dissemination of the Notice as set forth in ¶ 3.3;
c.entry of the Judgment, substantially in the form of Exhibit C attached hereto, approving the Settlement without awarding costs to any party, except as provided herein;
d.the payment of the Fee and Expense Amount and any Service Award in accordance with ¶¶ 4.1-4.3; and
e.the passing of the date upon which the Judgment becomes Final.
6.2    If any of the conditions specified above in ¶ 6.1 are not met, then this Stipulation shall be canceled and terminated subject to ¶ 6.3, unless counsel for the Settling Parties mutually agree in writing to proceed with this Stipulation.

6.3    If for any reason the Effective Date does not occur, the Judgment does not become Final, or if this Stipulation is canceled or terminated in accordance with its terms: (a) all Settling Parties shall be restored to their respective positions in the Derivative Action that existed immediately prior to the date of execution of this Stipulation; (b) all releases delivered in connection with this Stipulation shall be null and void, except as otherwise provided for in this Stipulation; (c) the Fee and Expense Amount paid to Plaintiffs’ Counsel shall be refunded and returned within ten (10) business days after written notification is sent by Defendants’ Counsel; (d) the terms and provisions of this Stipulation (other than those set forth in ¶¶ IV.1.1-IV.1.24, IV.6.2-IV.6.3, and IV.7.4-IV.7.5 hereof) shall have no further force or effect with respect to the Settling Parties and shall not be used in the Derivative Action or in any other proceeding for any purpose; and (e) all negotiations, proceedings, documents prepared, and statements made in connection herewith shall be without prejudice to the Settling Parties, shall not be deemed or construed to be an admission by a Settling Party of any act, matter, or proposition, and shall not be used in any manner for any purpose (other than to enforce the terms remaining in effect) in the Derivative Action, or in any other action or proceeding.
6.4    No order of the Court, modification, or reversal on appeal of any order of the Court concerning the Fee and Expense Amount, Service Award, and interest awarded by the Court to Plaintiffs’ Counsel shall constitute grounds for cancellation or termination of the Stipulation, affect the enforceability of the Stipulation, or delay or preclude the Judgment from becoming Final.

7.    Miscellaneous Provisions
7.1    The Settling Parties (a) acknowledge that it is their intent to consummate the terms and conditions of this Stipulation; and (b) agree to cooperate to the extent reasonably necessary to effectuate and implement all terms and conditions of the Stipulation, and to exercise their best efforts to accomplish the foregoing terms and conditions of the Stipulation expeditiously.

7.2    The Settling Parties intend this Settlement to be a final and complete resolution of all disputes between Plaintiffs and World Acceptance and its shareholders, on the one hand, and the Released Persons, on the other hand, arising out of, based upon, or related to the Released Claims. The Settlement compromises claims that are contested and shall not be deemed an admission by any Settling Party or Released Person as to the merits of any claim, allegation, or defense. The Judgment shall contain a finding that, during the course of the litigation, the Settling Parties and their respective counsel at all times complied with the requirements of Rule 11 of the Federal Rules of Civil Procedure and all other similar laws relating to the institution, prosecution, defense, or settlement of this Derivative Action. No Settling Party or Related Person of a Settling Party shall assert any claims for violation of Rule 11 of the Federal Rules of Civil Procedure, or any other similar laws relating to the institution, prosecution, defense, and/ or settlement of the Derivative Action. The Settling Parties agree that the Released Claims are being settled voluntarily after consultation with an experienced mediator and legal counsel who could assess the strengths and weaknesses of their respective clients’ claims or defenses.
7.3    Pending the Effective Date, the Settling Parties agree not to initiate any proceedings concerning the Released Claims other than those incident to the Settlement itself; provided, however, that World Acceptance, the Individual Defendants and any Released Person may seek to prevent or stay any other action or claims brought seeking to assert any Released Claims.
7.4    Neither the Settlement, this Stipulation (including any exhibits attached hereto), nor any act performed or document executed pursuant to, or in furtherance of, the Stipulation or the Settlement: (a) is, may be deemed to be, or may be offered, attempted to be offered, or used in any way as a concession, admission, or evidence of the validity of any Released Claims, or of any fault, wrongdoing, or liability of the Released Persons or World Acceptance; or (b) is, may be deemed to be, or may be used as a presumption, admission, or evidence of, any liability, fault, or omission of any of the Released Persons in any civil, criminal, administrative, or other proceeding in any court, administrative agency, tribunal, or other forum. Neither this Stipulation nor the Settlement shall be admissible in any proceeding for any purpose, except to enforce the terms of the Settlement, and except that the Released Persons may file or use the Stipulation and/or the Judgment in any action that may be brought against them in order to support a defense or counterclaim based on principles of res judicata, collateral estoppel, full faith and credit, release, good faith settlement, standing, judgment bar or reduction, or any other theory of claim preclusion or issue preclusion, or similar defense or counterclaim.

7.5    All designations and agreements made and orders entered during the course of this Derivative Action relating to the confidentiality of documents or information shall survive this Settlement.
7.6    All exhibits to this Stipulation are material and integral parts hereof and are fully incorporated herein by this reference.
7.7    In the event that there exists a conflict or inconsistency between the terms of this Stipulation and the terms of any exhibit hereto, the terms of this Stipulation shall prevail.
7.8    This Stipulation may be amended or modified only by a written instrument signed by, or on behalf of, all Settling Parties or their respective successors-in-interest.
7.9    This Stipulation shall be deemed drafted equally by all parties hereto.
7.10    This Stipulation and the exhibits attached hereto constitute the entire agreement among the Settling Parties and no representations, warranties, or inducements have been made to any Settling Party concerning the Stipulation and/or any of its exhibits, other than the representations, warranties, and covenants contained and memorialized in such documents.
7.11    The Stipulation supersedes and replaces any prior or contemporaneous writing, statement, or understanding pertaining to the Derivative Action (including, without limitation, the MOU), and no parole or other evidence may be offered to explain, construe, contradict, or clarify its terms, the intent of the Settling Parties or their counsel, or the circumstances under which the Stipulation was made or executed.
7.12    It is understood by the Settling Parties that, except for matters expressly represented herein, the facts or law with respect to which this Stipulation is entered into may turn out to be other than, or different from, the facts now known to each party or believed by such party to be true; each party therefore expressly assumes the risk of facts or law turning out to be different, and agrees that this Stipulation shall be in all respects effective, and not subject to termination by reason of any such different facts or law.
7.13    Except as otherwise expressly provided herein, all parties, including all Individual Defendants, World Acceptance, Defendants’ Counsel, Plaintiffs, and Plaintiffs’ Counsel, shall bear their own fees, costs, and expenses.
7.14    Counsel for the Settling Parties are expressly authorized by their respective clients to take all appropriate actions required or permitted to be taken pursuant to the Stipulation to effectuate its terms and conditions.
7.15    Plaintiffs represent and warrant they have not assigned or transferred, or attempted to assign or transfer, to any Person any Released Claim or any portion thereof or interest therein.

7.16    Each counsel or other Person executing this Stipulation or any of its exhibits on behalf of any party hereto, hereby warrants that such Person has the full authority to do so.
7.17    This Stipulation shall be binding upon, and inure to the benefit of, the Settling Parties and the Released Persons, and their respective successors, assigns, heirs, spouses, marital communities, executors, administrators, trustees in bankruptcy, and legal representatives.
7.18    Any failure by any party to this Stipulation to insist upon the strict performance by any other party of any of the provisions of the Stipulation shall not be deemed a waiver of any of the provisions, and such party, notwithstanding such failure, shall have the right thereafter to insist upon the strict performance of any and all of the provisions of the Stipulation to be performed by such other party.
7.19    The Stipulation and the exhibits attached hereto may be executed in one or more counterparts. A facsimiled or PDF signature shall be deemed an original signature for purposes of this Stipulation. All executed counterparts, including facsimile and/or PDF counterparts, shall be deemed to be one and the same instrument. A complete set of counterparts, either originally executed or copies thereof, shall be filed with the Court.
7.20    Without affecting the finality of the Judgment entered in accordance with this Stipulation, the Court shall retain jurisdiction with respect to interpretation, implementation, and enforcement of the terms of the Stipulation and the Judgment, and the Settling Parties hereto submit to the jurisdiction of the Court for purposes of implementing and enforcing the Settlement embodied in the Stipulation, and the Judgment, and for matters arising out of, concerning, or relating thereto.
7.21    This Stipulation and the exhibits attached hereto shall be considered to have been negotiated, executed, delivered, and wholly performed in the State of South Carolina, and the rights and obligations of the Settling Parties to the Stipulation shall be construed and enforced in accordance with, and governed by, the internal substantive laws of the State of South Carolina without giving effect to South Carolina’s choice-of-law principles.
7.22    The headings herein are used for the purpose of convenience only and are not meant to have legal effect.
7.23    Nothing in this Stipulation, or the negotiations relating thereto, is intended to or shall be deemed to constitute a waiver of any applicable privilege or immunity, including, without limitation, the attorney-client privilege, the joint defense privilege, or work product protection.

7.24    Without further order of the Court, the Settling Parties may agree to reasonable extensions of time to carry out any of the provisions of this Stipulation.
IN WITNESS WHEREOF, the Settling Parties have caused the Stipulation to be executed by themselves and/or by their duly authorized attorneys.

Dated: August 4, 2017	JOHNSON & WEAVER, LLP
/s/ Michael I. Fistel Jr.

Michael I. Fistel, Jr.
40 Powder Springs Street
Marietta, GA 30064
Telephone: (770) 200-3104
Facsimile: (770) 200-3101
michaelf@johnsonandweaver.com

JOHNSON & WEAVER, LLP
Frank J. Johnson
600 West Broadway, Suite 1540
San Diego, CA 92101
Telephone: (619) 230-0063
Facsimile: (619) 255-1856
frankj@johnsonandweaver.com

Co-Lead Counsel for Plaintiffs

Dated: August 4, 2017	THE WEISER LAW FIRM, P.C.
/s/ James M. Ficaro

Robert B. Weiser
Brett D. Stecker
James M. Ficaro
22 Cassatt Avenue
Berwyn, PA 19312
Telephone: (610) 225-2677
Facsimile: (610) 408-8062
rw@weiserlawfirm.com
bds@weiserlawfirm.com
jmf@weiserlawfirm.com

Co-Lead Counsel for Plaintiffs

HOPKINS LAW FIRM, LLC William E. Hopkins P.O. Box 1885 Pawleys Island, SC 29585 Telephone: (843) 314-4202 Facsimile: (843) 314-9365 bill@hopkinsfirm.com Liaison Counsel for Plaintiffs

HOLZER & HOLZER, LLC
Corey D. Holzer
Marshall P. Dees
1200 Ashford Parkway, Suite 410
Atlanta, GA 30338
Telephone: (770) 392-0090
Facsimile: (770) 392-0029
cholzer@holzerlaw.com
mdees@holzerlaw.com

Additional Counsel for Plaintiffs

Dated: August 4, 2017	KING & SPALDING LLP
/s/ B. Warren Pope

Michael R. Smith
B. Warren Pope
Bethany M. Rezek
Emily Shoemaker Newton
1180 Peachtree Street, N.E.
Atlanta, GA 30309
Telephone: (404) 572-4600
Facsimile: (404) 572-5100
mrsmith@kslaw.com
wpope@kslaw.com
brezek@kslaw.com
enewton@kslaw.com

ROBINSON BRADSHAW & HINSON, P.A.
Benjamin A. Johnson
140 East Main Street, Suite 420
Rock Hill, SC 29730
Telephone: 803-325-2903
Facsimile: 803-985-3783
bjohnson@rbh.com

ROBINSON BRADSHAW & HINSON, P.A.
David C. Wright, III
101 N. Tryon Street, Suite 1900
Charlotte, NC 28246
Telephone: 704-377-2536
Facsimile: 704-378-4000
dwright@rbh.com

Counsel for Defendants World Acceptance Corporation, A. Alexander McLean, III, John L. Calmes, Jr., Kelly M. Malson, and Mark C. Roland

Dated: August 4, 2017	NEXSEN PRUET, LLC
/s/ Burl F. Williams

William W. Wilkins
J. David Black
Burl F. Williams
55 E. Camperdown Way, Suite 400
Greenville, SC 29601
Telephone: (864) 282-1199
Facsimile: (864) 477-2699
bwilkins@nexsenpruet.com
dblack@nexsenpruet.com
bwilliams@nexsenpruet.com

Counsel for Defendants James R. Gilreath, Charles D. Way, Ken R. Bramlett, Jr.,
Scott J. Vassalluzzo, and Darrell E. Whitaker

EXHIBIT A

EXHIBIT A – CORPORATE GOVERNANCE REFORMS
In re World Acceptance Corporation Derivative Litigation,
Lead Case No. 6:15-cv-02796-MGL (D.S.C.)

I.	CORPORATE GOVERNANCE REFORMS
The World Acceptance Corporation (“World Acceptance” or the “Company”) Board of Directors (the “Board”) will adopt and/or maintain the corporate governance reforms (the “Corporate Governance Reforms”) detailed below within a period of thirty (30) calendar days from the Effective Date of the Derivative Settlement (as defined in the Stipulation and Agreement of Settlement, dated August 4, 2017). The Board will adopt resolutions and amend committee Charters and/or Bylaws to ensure adherence to the following Corporate Governance Reforms, which will remain in effect for a period of no less than five (5) years following the Effective Date of the Derivative Settlement.
Further, World Acceptance and its Board acknowledge that the adoption, implementation, and maintenance of the Corporate Governance Reforms detailed herein confer substantial and material benefits upon the Company, and that the filing, prosecution, and resolution of the Derivative Action was the cause for the implementation of the Corporate Governance Reforms detailed below.

A.	Board of Directors

1.	Majority Voting
The Company’s Governance Policy shall be amended to provide as follows:

a.
In an uncontested election of directors, any nominee who receives a greater number of votes “withheld” from his or her election than votes “for” his or her election will, within five (5) days following the certification of the shareholder vote, tender his or her written resignation to the Chairman of the Board for consideration by the Nominating and Corporate Governance Committee (the “Governance Committee” or the “Committee”). As used herein, an “uncontested election of directors” is an election in which the number of nominees is not greater than the number of Board seats open for election. Nominees for election to our Board must agree that their nomination is contingent upon adherence to this majority voting policy.

b.
The Governance Committee will consider such tendered resignation and, promptly following the date of the shareholders’ meeting at which the election occurred, will make a recommendation to the Board concerning the acceptance or rejection of such resignation. In determining its recommendation to the Board, the Governance Committee will consider all factors deemed relevant by the members of the Governance Committee including, without limitation, the stated reason or reasons why shareholders who cast “withhold” votes for the director did so, the qualifications of the director (including, for example, the impact the director’s resignation would have on the Company’s compliance with the requirements of the Securities and Exchange Commission, NASDAQ, and this Governance Policy), whether or not a suitable candidate is available to replace the director, and whether the director’s resignation from the Board would be in the best interests of the Company and its shareholders.

c.
The Governance Committee also will consider a range of possible alternatives concerning the director’s tendered resignation as members of the Governance Committee deem appropriate including, without limitation, acceptance of the resignation, rejection of the resignation, or rejection of the resignation coupled with a commitment to seek to address and cure the underlying reasons reasonably believed by the Governance Committee to have substantially resulted in the “withheld” votes.

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d.
The Board will take formal action on the Governance Committee’s recommendation no later than ninety (90) days following the date of the shareholders’ meeting at which the election occurred. Following the Board’s decision on the Governance Committee’s recommendation, the Company will promptly disclose, in a Form 8-K filed with the Securities and Exchange Commission, the Board’s decision, together with a full explanation of the process by which the decision was made and, if applicable, the Board’s reason or reasons for rejecting the tendered resignation.

e.
No director who, in accordance with this Governance Policy, is required to tender his or her resignation, shall participate in the Governance Committee’s deliberations or recommendation, or in the Board’s deliberations or determination, with respect to accepting or rejecting his or her resignation as a director.

2.	Shareholder Meetings
A majority of the Board shall be required to attend the Company’s annual meeting of shareholders, either in person or by telephone, absent extenuating circumstances.

B.	Formalizing the Non-Executive Chairman Role
The Board shall revise the Company’s Articles of Incorporation and/or Bylaws to require the separation of the roles of Chief Executive Officer (“CEO”) and Chairman of the Board (“the Chairman”), and that the Chairman must be a fully independent director of the Board based on the standards for determining director independence set forth by the NASDAQ Stock Market and by the Company’s Governance Policy, to the extent it is more restrictive than the NASDAQ Stock Market’s independence requirements. In addition to the duties of all Board members (which shall not be limited or diminished by the independent, Non-Executive Chairman’s role), the independent, Non-Executive Chairman shall be responsible for the following functions:

1.	Coordinating the activities of the independent directors.

2.
Advising the Board as to an appropriate schedule of World Acceptance’s Board and Committee meetings, seeking to ensure that the independent directors can perform their duties responsibly, while not interfering with the flow of World Acceptance’s operations.

3.	Providing significant input on agendas for the Board and Committee meetings, and the information sent to Board members, while seeking input on the same from other Board members.

4.	Receiving and overseeing responses to direct shareholder communications to independent directors.

5.	Approving the retention of counsel or consultants who report directly to the Board.

6.	Coordinating and developing the agenda for, and chairing executive sessions of, World Acceptance’s independent directors.

7.
Acting as the non-exclusive but principal liaison between the independent directors and the CEO on topics or issues as requested by the independent directors, any Committee of the Board, or any other sensitive issues or topics.

C.	Appointment of Director of Compliance
As a result of the initiation and prosecution of the Derivative Action, the position of Director of Compliance was created by the Company.

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This position shall oversee all compliance and reporting functions. The intent of the Director of Compliance position is to protect the Company by developing and enforcing the corporate and regulatory mandated procedures, policies, and regulations.
The duties and responsibilities of the Director of Compliance shall be as follows:

1.
Establish and maintain a comprehensive compliance program that includes the scope of the CFPB, FCRA, FDCPA, Graham-Leach-Bliley, Dodd-Frank, ECOA, TILA, and other regulatory bodies as required and needed.

2.	Provide leadership and direction for the Corporate Compliance team to successfully implement and maintain compliance-driven initiatives.

3.	Monitor industry regulation changes and updates, including, but not limited to, requirements of the CFPB, FDCPA, Dodd-Frank, FCRA, ECOA, TILA, and the Graham-Leach-Bliley Act.

4.	Create and maintain business relationships with local, state, and federal regulatory bodies.

5.	Conduct quarterly compliance meetings with Board and Leadership team.

6.	Maintain and update Compliance Management System and map changes to Compliance Manual. Conduct annual Compliance Management System audit and report results to Board and Leadership team.

7.	Develop and implement corporate risk assessments.

8.	Maintain compliance manual updates and communications.

9.	Implement and maintain change-management processes and procedures.

10.	Manage disaster recovery program.

11.	Manage document retention program.

12.	Manage the Company Whistleblower process and review approved Whistleblower calls.

13.	Provide oversight of credit reporting.

14.	Review training and marketing materials for legal compliance purposes.

15.	Maintain Document Change Requests (“DCRs”) and Programming Requests (“PRs”).

16.	Write and distribute a quarterly compliance newsletter.

17.	Manage rate chart compliance.

18.	Review compliance-driven policy changes.

19.	Review escalated third-party complaints.

20.	Lead efforts of vendor management program.

21.	Work with training team on annual compliance training.

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22.	Travel up to 20%, including overnight stays and airline travel when applicable.

23.	Other duties as assigned.

D.	Insider Trading Controls
As a result of the initiation and prosecution of the Derivative Action, the Company’s Insider Trading Policy was amended to include the following:

1.	Pre-Clearance of All Trades by Insiders
To provide assistance in preventing inadvertent violations and avoiding even the appearance of an improper transaction (which could result, for example, where any director, officer, or other employee engages in a trade while unaware of a pending major development), the following procedures will apply:
Except as otherwise set forth below, all transactions in Company securities (acquisitions, dispositions, transfers, etc.) by Insiders must be pre-cleared by the Company’s Chief Financial Officer (“CFO”). If an employee has not been previously designated as an Insider and the Company determines that he or she is, or may become, aware of potentially material information nonetheless, such employee will be notified of his or her Insider status, and the rules relating to trading by Insiders will apply to such employee until further notice. Those persons required to pre-clear transactions should contact the CFO at least two (2) business days in advance of a proposed trade. The CFO will make appropriate inquiries and review, and as soon as possible advise whether or not the Company will permit a trade under the circumstances. The CFO is under no obligation to approve a trade submitted for pre-clearance and may determine not to permit the trade.
This pre-clearance requirement does not apply to stock option exercises, but does cover sales of option shares (that is, the sale of the shares received when an option is exercised). Once pre-cleared, a trade must be initiated within two (2) business days. If a transaction is not initiated within that period, it cannot thereafter be initiated without a second advance clearance.

2.	Insider Trades During Company Stock Repurchase Program
At any time during which the Company is engaged in a stock repurchase program, all persons designated as an Insider shall be required to receive clearance from the Company’s General Counsel or Corporate Counsel before engaging in any trades of Company stock.

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EXHIBIT B

UNITED STATES DISTRICT COURT
DISTRICT OF SOUTH CAROLINA
GREENVILLE DIVISION

IN RE WORLD ACCEPTANCE CORPORATION DERIVATIVE LITIGATION	Lead Case No. 6:15-cv-02796-MGL (Derivative Action)
This Document Relates To: ALL ACTIONS

[PROPOSED] ORDER PRELIMINARILY APPROVING SETTLEMENT

WHEREAS, a consolidated derivative action is pending before this Court captioned In re World Acceptance Corporation Derivative Litigation, Lead Case No. 6:15-cv-02796-MGL (the “Derivative Action”);
WHEREAS, Plaintiffs have made an application, pursuant to Federal Rule of Civil Procedure 23.1(c), for an order: (i) preliminarily approving the proposed settlement of the Derivative Action (the “Settlement”) in accordance with the Stipulation and Agreement of Settlement, dated August 4, 2017 (the “Stipulation”), which, together with the exhibits annexed thereto, sets forth the terms and conditions for the Settlement and dismissal of the Derivative Action with prejudice; and (ii) approving the form and manner of the dissemination of the Notice to Current World Acceptance Shareholders, attached as Exhibit B-1 to the Stipulation; and (iii) scheduling a date for the Settlement Hearing, pursuant to Federal Rule of Civil Procedure 23.1, for the Court to consider and determine whether to approve the terms of the Settlement as fair, reasonable, and adequate, including the payment of the Fee and Expense Amount, separately negotiated by the Settling Parties, and approval of Plaintiffs’ Service Award to be paid therefrom;
WHEREAS, this Court has considered the Stipulation and the exhibits annexed thereto, Plaintiffs’ Motion for Preliminary Approval of the Settlement, all the papers filed, and arguments of the Settling Parties made in connection therewith; and
WHEREAS, unless otherwise defined herein, all capitalized terms contained herein shall have the same meanings as set forth in the Stipulation;

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NOW, THEREFORE, IT IS HEREBY ORDERED as follows:
1.The Court does hereby preliminarily approve the Stipulation and the Settlement set forth therein, subject to further consideration at the Settlement Hearing.
2.A Settlement Hearing shall be held before this Court on _______________, 2017 at ____ __.m., at the United States District Court for the District of South Carolina, Greenville Division, 300 East Washington Street, Greenville, South Carolina 29601, to (i) determine whether the Settlement of the Derivative Action on the terms and conditions provided for in the Stipulation is fair, reasonable, and adequate and in the best interests of World Acceptance and its shareholders; (ii) determine whether the Court should enter the Final Order and Judgment, attached as Exhibit C to the Stipulation, which would dismiss with prejudice the Derivative Action and release the Released Claims; (iii) determine whether to approve the Fee and Expense Amount and Service Award; and (iv) consider any other matters that may be properly brought before the Court in connection with the Settlement.
3.The Court reserves the right to adjourn the date of the Settlement Hearing or modify any other dates set forth herein without further notice to Current World Acceptance Shareholders, and retains jurisdiction to consider all further applications arising out of, or in connection with, the Settlement.
4.Within ten (10) calendar days after the date of this Order, World Acceptance shall cause the Notice, in substantially the form annexed as Exhibit B-1 to the Stipulation, to be (i) published through the Investor’s Business Daily, and (ii) filed by World Acceptance with the Securities and Exchange Commission, along with the Stipulation, as an Exhibit to a Form 8-K. The Form 8-K, with the attached Notice and Stipulation, shall be made available on World Acceptance’s website.
5.The form and method of notice provided in the preceding paragraph is the best notice practicable, constitutes due and sufficient notice of the Settlement Hearing to all Persons entitled to receive such a notice, and meets the requirements of Federal Rule of Civil Procedure 23.1, the United States Constitution, and other applicable law.
6.At least twenty-eight (28) calendar days prior to the Settlement Hearing, World Acceptance’s counsel shall serve on Plaintiffs’ Counsel and file with the Court proof, by affidavit or declaration, of distribution of the Notice.
7.Papers in support of final approval of the Settlement, the Fee and Expense Amount, and Service Award shall be filed with the Court and served at least twenty-eight (28) calendar days prior to the Settlement Hearing.

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The Settling Parties shall file with the Court and serve responses to any objections filed pursuant to ¶ 8 below at least seven (7) calendar days prior to the Settlement Hearing.
8.Any Current World Acceptance Shareholder may object to the Settlement of the Derivative Action, the proposed Final Order and Judgment, the proposed Fee and Expense Amount, and/or Service Award, and may also (but need not) appear in person or by his, her, or its attorney at the Settlement Hearing. To object, such shareholders must submit a written statement explaining the Person’s or entity’s objection(s) and the reasons for such objection(s) and shall also: (a) submit a written statement identifying such Person’s or entity’s name, address, and telephone number, and, if represented by counsel, the name, address, and telephone number of counsel; (b) state the case name and number, In re World Acceptance Corporation Derivative Litigation, Lead Case No. 6:15-cv-02796-MGL (D.S.C.); (c) provide proof of current ownership of World Acceptance common stock, as well as documentary evidence of when such stock ownership was acquired; (d) submit any documentation in support of such objection(s), including clearly identifying any and all evidence that would be presented at the Settlement Hearing in connection with such objection(s); (e) identify any case—by name, court, and docket number—in which the objector or his, her, or its attorney, if any, has objected to a settlement in the last three (3) years; and (f) include a proof of service signed under penalty of perjury. If the shareholder wishes to appear at the Settlement Hearing, he, she, or it must also include a statement of intention to appear at the Settlement Hearing. Such materials must be filed with the Clerk of the United States District Court for the District of South Carolina—Greenville Division and sent by first class mail to the following addresses, postmarked at least twenty-one (21) calendar days before the Settlement Hearing:

THE WEISER LAW FIRM, P.C.
Robert B. Weiser
22 Cassatt Avenue
Berwyn, PA 19312

-and-

JOHNSON & WEAVER, LLP
Frank J. Johnson
600 West Broadway, Suite 1540
San Diego, CA 92101

Counsel for Plaintiffs

KING & SPALDING LLP
B. Warren Pope
1180 Peachtree Street, N.E.

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Atlanta, GA 30309

-and-

NEXSEN PRUET, LLC
William W. Wilkins
55 E. Camperdown Way, Suite 400
Greenville, SC 29601

Counsel for Defendants

Any Person or entity who fails to object in the manner described above shall be: (i) deemed to have waived any objection to the Settlement, Final Order and Judgment, Fee and Expense Amount, and Service Award; (ii) barred from raising such objection in this Derivative Action, or any other action or proceeding; and (iii) bound by the Final Order and Judgment and the releases of claims therein.
9.Pending final determination of whether the Settlement should be approved, all proceedings and discovery in the Derivative Action and all further activity between the Settling Parties regarding or directed toward the Derivative Action, save for those activities and proceedings relating to the Stipulation and the Settlement, shall be stayed.
10.Pending the Effective Date of the Stipulation or the termination of the Stipulation according to its terms, Plaintiffs and/or any World Acceptance shareholder, derivatively on behalf of World Acceptance, are barred and enjoined from commencing, prosecuting, instigating, or in any way participating in the commencement or prosecution of any action asserting any Released Claims against any Released Person.
11.The Court may approve the Settlement, with such modifications as may be agreed to by the Settling Parties, if appropriate, without further notice to Current World Acceptance Shareholders.
12.Neither the Settlement (whether or not consummated), the Stipulation (including any exhibits attached thereto), nor any act performed or document executed pursuant to or in furtherance of the Stipulation or the Settlement: (a) is, may be deemed to be, or may be offered, attempted to be offered, or used in any way as a concession, admission, or evidence of the validity or lack of validity of any Released Claims, or of any fault, wrongdoing, or liability of the Settling Parties or Released Persons; or (b) is, may be deemed to be, or may be used as a presumption, admission, or evidence of, any liability, fault, or omission of any of the Settling Parties or Released Persons in any civil, criminal, administrative, or other proceeding in any court, administrative agency, tribunal, or other forum. Neither the Stipulation

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nor the Settlement shall be admissible in any proceeding for any purpose, except to enforce the terms of the Settlement, and except that the Released Persons may file or use the Stipulation and/or the Judgment in any action that may be brought against them in order to support a defense or counterclaim based on principles of res judicata, collateral estoppel, full faith and credit, release, good faith settlement, standing, judgment bar or reduction, or any other theory of claim preclusion or issue preclusion, or similar defense or counterclaim.
13.In the event that the Settlement is not approved by the Court, the Effective Date does not occur, or the Settlement is terminated as provided in the Stipulation, the Settling Parties shall be restored to their respective positions in the Derivative Action that existed immediately prior to the date of execution of the Stipulation. In such event, the terms and provisions of the Stipulation, with the exception of ¶¶ IV.1.1-IV.1.24, IV.6.2-IV. 6.3, and IV.7.4-IV.7.5, shall have no further force and effect with respect to the Settling Parties, and shall not be used in the Derivative Action or in any other proceeding for any purpose, and any judgment or orders entered by the Court in accordance with the terms of the Stipulation shall be treated as vacated, nunc pro tunc.
IT IS SO ORDERED.

DATED: __________________        ________________________________________
The Hon. Mary Geiger Lewis
United States District Judge

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EXHIBIT B-1

UNITED STATES DISTRICT COURT
DISTRICT OF SOUTH CAROLINA
GREENVILLE DIVISION

IN RE WORLD ACCEPTANCE CORPORATION DERIVATIVE LITIGATION	Lead Case No. 6:15-cv-02796-MGL (Derivative Action)
This Document Relates To: ALL ACTIONS

NOTICE OF PENDENCY AND PROPOSED
SETTLEMENT OF SHAREHOLDER DERIVATIVE ACTION

TO:
ALL OWNERS OF COMMON STOCK OF WORLD ACCEPTANCE CORPORATION (“WORLD ACCEPTANCE” OR THE “COMPANY”) AS OF AUGUST 4, 2017 (“CURRENT WORLD ACCEPTANCE SHAREHOLDERS”) (EXCLUDING DEFENDANTS) AND THEIR SUCCESSORS-IN-INTEREST.

PLEASE READ THIS NOTICE CAREFULLY AND IN ITS ENTIRETY, AS YOUR RIGHTS MAY BE AFFECTED BY PROCEEDINGS IN THE LITIGATION. THIS NOTICE RELATES TO A PROPOSED SETTLEMENT AND DISMISSAL OF SHAREHOLDER DERIVATIVE LITIGATION AND CONTAINS IMPORTANT INFORMATION REGARDING YOUR RIGHTS. YOUR RIGHTS MAY BE AFFECTED BY LEGAL PROCEEDINGS IN THIS ACTION.

IF THE COURT APPROVES THE SETTLEMENT AND DISMISSAL OF THE ACTION, SHAREHOLDERS OF WORLD ACCEPTANCE WILL BE FOREVER BARRED FROM CONTESTING THE APPROVAL OF THE PROPOSED SETTLEMENT AND FROM PURSUING THE RELEASED CLAIMS.
PLEASE NOTE THAT THIS ACTION IS NOT A “CLASS ACTION” AND NO INDIVIDUAL SHAREHOLDER HAS THE RIGHT TO BE COMPENSATED AS A RESULT OF THE SETTLEMENT OF THIS ACTION.

YOU ARE HEREBY NOTIFIED, pursuant to an Order of the United States District Court for the District of South Carolina (the “Court”) that a proposed Settlement1 has been reached between the parties to a consolidated shareholder derivative action captioned In re World Acceptance Corporation Derivative Litigation, Lead Case No. 6:15-cv-02796-MGL (D.S.C.) (the “Derivative Action”). The terms of the proposed Settlement of the Derivative Action are set forth in the Stipulation. This summary should be read in conjunction with, and is qualified in its entirety by reference to, the text of the Stipulation, which has been filed with the Court and which was also filed, along with this Notice, as part of a Form 8-K with the United States Securities and Exchange Commission by the Company on [date].
The Derivative Action alleges inter alia, that Defendants are liable to World Acceptance for (i) the Company’s marketing, offering, and/or extension of credit to consumers in violation of federal consumer protection laws under the Individual Defendants’ direction and on their watch; (ii) artificial inflation of the Company’s financial results and stock price contemporaneously with these allegedly improper business activities; (iii) insider selling of World Acceptance stock by certain Defendants; and (iv) causing the Company to repurchase millions of dollars’ worth of its own stock at allegedly artificially inflated prices. The Individual Defendants have denied, and continue to deny, all allegations of wrongdoing or liability asserted in the Derivative Action.

[1] All capitalized terms herein have the same meanings as set forth in the Stipulation and Agreement of Settlement dated August 4, 2017 (the “Stipulation”).

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Pursuant to the terms of the Settlement set forth in the Stipulation, World Acceptance agrees to adopt and/or maintain certain Corporate Governance Reforms that are set forth in Exhibit A to the Stipulation within thirty (30) days of the Effective Date of the Stipulation. The Corporate Governance Reforms shall be maintained for a period of no less than five (5) years following the Effective Date of the Derivative Settlement, and include reforms to the Company’s majority voting policy, the formalization of the Non-Executive Chairman role, the appointment of a Director of Compliance, and certain amendments to the Company’s Insider Trading Policy and controls. In addition to the Corporate Governance Reforms, World Acceptance and its Board acknowledge that the Derivative Action was a material causal factor in the Company’s ability to resolve the related Securities Action styled, Epstein v. World Acceptance Corporation, et al., Case No. 6:14-cv-01606-MGL (D.S.C.), within insurance policy limits and without monetary contribution by World Acceptance. The Individual Defendants and/or their insurers also agreed to cause an award of attorneys’ fees and expenses to be paid to Plaintiffs’ Counsel2 in the total amount of $475,000 (the “Fee and Expense Amount”), and to not oppose an application by Plaintiffs to the Court for service awards not to exceed $2,000 per Plaintiff (“Service Award”), to be paid out of such Fee and Expense Amount awarded by the Court. The Fee and Expense Amount and the Service Award are each subject to approval by the Court.
On _______________, 2017 at ____ __.m., a Settlement Hearing will be held before the United States District Court for the District of South Carolina, Greenville Division, 300 East Washington Street, Greenville, South Carolina 29601, before Judge Mary Geiger Lewis, to (i) determine whether the proposed Settlement of the Derivative Action on the terms and conditions provided for in the Stipulation is fair, reasonable, and adequate and in the best interests of World Acceptance and its shareholders; (ii) hear and rule on any objections to the proposed Settlement, the proposed Final Order and Judgment, the proposed Fee and Expense Amount, and/or Service Award that are timely submitted as specified below; (iii) determine whether to approve the Fee and Expense Amount and Service Award, and (iv) determine whether the Court should enter the Final Order and Judgment, attached as Exhibit C to the Stipulation, which would dismiss with prejudice the Derivative Action and release the Released Claims.

[2] “Plaintiff's Counsel” means: (i) Johnson & Weaver, LLP, 600 West Broadway, Suite 1540, San Diego, CA 92101; (ii) The Weiser Law Firm, P.C., 22 Cassatt Avenue, Berwyn, PA 19312; (iii) Hopkins Law Firm, LLC, P.O. Box 1885, Pawleys Island, SC 29585; and (iv) any other law firm that appeared for the Plaintiffs.

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Any Current World Acceptance Shareholder may object to the Settlement of the Derivative Action, the proposed Final Order and Judgment, the proposed Fee and Expense Amount, and/or Service Award, and may also (but need not) appear in person or by his, her, or its attorney at the Settlement Hearing. To object, such shareholders must submit a written statement explaining the Person’s or entity’s objection(s) and the reasons for such objection(s) and shall also: (a) submit a written statement identifying such Person’s or entity’s name, address, and telephone number, and, if represented by counsel, the name, address, and telephone number of counsel; (b) state the case name and number, In re World Acceptance Corporation Derivative Litigation, Lead Case No. 6:15-cv-02796-MGL (D.S.C.); (c) provide proof of current ownership of World Acceptance common stock, as well as documentary evidence of when such stock ownership was acquired; (d) submit any documentation in support of such objection(s), including clearly identifying any and all evidence that would be presented at the Settlement Hearing in connection with such objection(s); (e) identify any case—by name, court, and docket number—in which the objector or his, her, or its attorney, if any, has objected to a settlement in the last three (3) years; and (f) include a proof of service signed under penalty of perjury. If the shareholder wishes to appear at the Settlement Hearing, he, she, or it must also include a statement of intention to appear at the Settlement Hearing. Such materials must be filed with the Clerk of the United States District Court for the District of South Carolina—Greenville Division and sent by first class mail to the following addresses, postmarked at least twenty-one (21) calendar days before the Settlement Hearing:

THE WEISER LAW FIRM, P.C.
Robert B. Weiser
22 Cassatt Avenue
Berwyn, PA 19312

-and-

JOHNSON & WEAVER, LLP
Frank J. Johnson
600 West Broadway, Suite 1540
San Diego, CA 92101Counsel for Plaintiffs

KING & SPALDING LLP
B. Warren Pope
1180 Peachtree Street, N.E.
Atlanta, GA 30309
-and-

NEXSEN PRUET, LLC
William W. Wilkins
55 E. Camperdown Way, Suite 400
Greenville, SC 29601

Counsel for Defendants

Any Person or entity who fails to object in the manner described above shall be: (i) deemed to have waived any objection to the Settlement, Final Order and Judgment, Fee and Expense Amount, and/or Service Award; (ii) barred from raising such objection in this Derivative Action, or any other action or proceeding; and (iii) bound by the Final Order and Judgment and the releases of claims therein.
Current World Acceptance Shareholders that have no objection to the Settlement, Final Order and Judgment, Fee and Expense Amount, and/or Service Award do not need to appear at the Settlement Hearing or take any other action.

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Inquiries about the Derivative Action or the Settlement may be made to Plaintiffs’ Counsel: Frank J. Johnson, Johnson & Weaver, LLP, 600 West Broadway, Suite 1540, San Diego, CA, 92101, telephone: (619) 230-0063; or Robert B. Weiser, The Weiser Law Firm, P.C., 22 Cassatt Avenue, Berwyn, PA 19312, telephone: (610) 225-2677.

DATED: ____________, 2017        BY ORDER OF THIS COURT                                    UNITED STATES DISTRICT COURT
DISTRICT OF SOUTH CAROLINA
GREENVILLE DIVISION

DO NOT CONTACT THE CLERK OF THE COURT
REGARDING THIS NOTICE

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EXHIBIT C

UNITED STATES DISTRICT COURT
DISTRICT OF SOUTH CAROLINA
GREENVILLE DIVISION

IN RE WORLD ACCEPTANCE CORPORATION DERIVATIVE LITIGATION	Lead Case No. 6:15-cv-027960MGL (Derivative Action)
This Document Relates To: ALL ACTIONS

[PROPOSED] FINAL ORDER AND JUDMENT

This matter came before the Court for hearing pursuant to the Order Preliminarily Approving Settlement (“Preliminary Approval Order”) of this Court, dated _____, 2017, on the application of Plaintiffs for approval of the settlement of this Derivative Action as set forth in the Stipulation and Agreement of Settlement dated as of August 4, 2017, including all exhibits thereto (the “Stipulation”). Due and adequate notice having been given by World Acceptance Corporation (“World Acceptance” or the “Company”) to Current World Acceptance Shareholders as required in the Court’s Preliminary Approval Order, and the Court having considered all papers filed and proceedings held herein, and otherwise being fully informed, and good cause appearing therefor,
IT IS HEREBY ORDERED, ADJUDGED AND DECREED that:
1.This Final Order and Judgment (“Judgment”) incorporates herein the Stipulation, including the exhibits thereto. Unless otherwise defined herein, all capitalized terms used herein shall have the same meanings as set forth in the Stipulation.
2.    This Court has jurisdiction to enter this Final Order and Judgment. This Court has jurisdiction over the subject matter of the Derivative Action, including all matters necessary to effectuate the Settlement, and over all Settling Parties.
3.    The record shows that Notice has been given to all Current World Acceptance Shareholders in the manner approved by the Court in the Preliminary Approval Order. The Court finds that such Notice: (i) constitutes reasonable and the best notice practicable under the circumstances; (ii) constitutes notice that was reasonably calculated, under the circumstances, to apprise all Current World Acceptance Shareholders of the pendency of the Derivative Action, the terms of the Settlement, and Current World Acceptance Shareholders’ right to object to and to appear at the Settlement Hearing held on ____________________, 2017; (iii) constitutes due, adequate, and sufficient notice to all Persons or entities entitled to receive notice in accordance with Rule 23.1(c) of the Federal Rules of Civil Procedure; and (iv) meets the requirements of due process and all other applicable law.
4.    In light of the substantial benefits to the Company, the complexity, expense and possible duration of further litigation against the Defendants, the risks of establishing liability and damages, and the costs of continued litigation, the Court hereby fully and finally approves the Settlement, pursuant to Rule 23.1(c), as set forth in the Stipulation in all respects, and finds that the Settlement is, in all respects, fair, reasonable, and adequate, and in the best interests of World Acceptance and its shareholders. This Court further finds the Settlement set forth in the Stipulation

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is the result of arm’s-length negotiations between experienced counsel representing the interests of World Acceptance, World Acceptance’s shareholders, and the Individual Defendants. The Court has considered any submitted objections to the Settlement, and hereby overrules them.
5.    The Settling Parties are hereby directed to implement and consummate the Settlement according to the terms and provisions of the Stipulation.
6.    The Derivative Action and all claims contained therein, as well as all of the Released Claims, are dismissed on the merits and with prejudice. The Settling Parties are to bear their own costs, except as otherwise provided in the Stipulation and in this Judgment.
7.    The Court finds that during the course of the litigation, the Settling Parties and their respective counsel, at all times, complied with the requirements of Rule 11 of the Federal Rules of Civil Procedure, and particularly with Rule 11(b) of the Federal Rules of Civil Procedure.
8.    Upon the Effective Date, Plaintiffs (acting on their own behalf and derivatively on behalf of World Acceptance and its shareholders), World Acceptance, all World Acceptance shareholders, and any Person acting, or purporting to act, on behalf of World Acceptnce shall be deemed to have, and by operation of this Judgment shall have, fully, finally, and forever released, relinquished, and discharged the Released Claims (including Unknown Claims) against the Released Persons and shall be forever barred and enjoined from commencing, instituting, or prosecuting any of the Released Claims against any of the Released Persons. Nothing herein shall in any way impair or restrict the rights of any Settling Party to enforce the terms of the Stipulation.
9.    Upon the Effective Date, the Released Persons shall be deemed to have, and by operation of the Judgment shall have, fully, finally, and forever released, relinquished, and discharged Plaintiffs and Plaintiffs’ Counsel from the Released Defendants’ Claims (including Unknown Claims).
10.    Neither the Settlement (whether or not consummated), the Stipulation (including any exhibits attached thereto), nor any act performed or document executed pursuant to or in furtherance of the Stipulation or the Settlement: (a) is, may be deemed to be, or may be offered, attempted to be offered, or used in any way as a concession, admission, or evidence of the validity or lack of validity of any Released Claims, or of any fault, wrongdoing, or liability of the Settling Parties or Released Persons; or (b) is, may be deemed to be, or may be used as a presumption, admission, or evidence of, any liability, fault, or omission of any of the Settling Parties or Released Persons in any civil, criminal,

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administrative, or other proceeding in any court, administrative agency, tribunal, or other forum. Neither the Stipulation nor the Settlement shall be admissible in any proceeding for any purpose, except to enforce the terms of the Settlement, and except that the Released Persons may file or use the Stipulation and/or the Judgment in any action that may be brought against them in order to support a defense or counterclaim based on principles of res judicata, collateral estoppel, full faith and credit, release, good faith settlement, standing, judgment bar or reduction, or any other theory of claim preclusion or issue preclusion, or similar defense or counterclaim.
11.    The Court hereby approves the Fee and Expense Amount and Service Award in accordance with the Stipulation.
12.    Payment of the Fee and Expense Amount and Service Award made by the Individual Defendants and/or their insurance carrier, as specified in ¶¶ 4.1-4.3 of the Stipulation, shall be immediately releasable upon the entry of this Judgment, notwithstanding the existence of any collateral attacks on the Settlement, the Fee and Expense Amount, and/or the Service Award, including, without limitation, any objections or appeals, in accordance with the terms and conditions set forth in the Stipulation.
13.    Without affecting the finality of this Judgment, the Court retains continuing and exclusive jurisdiction over all matters relating to administration, consummation, enforcement, and interpretation of the Stipulation, the Settlement, and of this Judgment, to protect and effectuate this Judgment, and for any other necessary purpose. Plaintiffs, Defendants, and each World Acceptance shareholder are hereby deemed to have irrevocably submitted to the exclusive jurisdiction of this Court, for the purpose of any suit, action, proceeding, or dispute arising out of, or relating to, the Settlement or the Stipulation, including the exhibits thereto, and only for such purposes. Without limiting the generality of the foregoing, and without affecting the finality of this Judgment, the Court retains exclusive jurisdiction over any such suit, action, or proceeding.
14.    In the event that the Settlement is terminated as provided in the Stipulation or the Effective Date does not occur, this Judgment shall be vacated, and all orders entered, and releases delivered, in connection with the Stipulation and this Judgment shall be null and void, except as otherwise provided for in the Stipulation, and the Settling Parties shall be returned to their respective positions immediately prior to the execution of the Stipulation.
15.    This Judgment is a final, appealable judgment and should be entered forthwith by the Clerk in accordance with Rule 58 of the Federal Rules of Civil Procedure.

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IT IS SO ORDERED.

DATED:___________________        ________________________________________
The Hon. Mary Geiger Lewis
United States District Judge

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